EXHIBIT 99.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of the 401(k) Plan and the Employee Stock Ownership Plan of CVS Corporation and Affiliated Companies, (the “Plan”) on Form 11-K for the period ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, David B. Rickard, Senior Financial Member of the Plan Committee, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Plan.

June 27, 2003	/s/ DAVID B. RICKARD
David B. Rickard

A signed original of this written statement required by Section 906 has been provided to CVS Corporation, the Plan sponsor, and will be retained by CVS Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

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